                                                                     EXHIBIT 2.2


                              SHAREHOLDER AGREEMENT

          SHAREHOLDER AGREEMENT (this "Agreement"), dated as of May 15, 2000 among Cerner Corporation, a Delaware corporation ("Cerner"), and the shareholders of CITATION Computer Systems, Inc., a Missouri corporation ("CITATION"), named on Schedule I hereto (individually, a "Shareholder" and collectively, the "Shareholders").

          WHEREAS, CITATION and Cerner Performance Logistics, Inc., a Delaware corporation and a wholly-owned subsidiary of Cerner ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) with Cerner which provides, among other things, that CITATION will merge with and into Merger Sub (the "Merger"); and

          WHEREAS, as of the date hereof, each Shareholder owns of record or beneficially the respective number of shares of Common Stock set opposite such Shareholder's name on Schedule I hereto; and

          WHEREAS, as an essential condition to the willingness of Cerner to enter into the Merger Agreement, Cerner has requested that each Shareholder agree, and in order to induce Cerner to enter into the Merger Agreement, each Shareholder has agreed, to enter into this Agreement with respect to (i) all the shares of Common Stock owned beneficially and of record by such Shareholder as of the date hereof or of which such Shareholder may hereafter acquire record or beneficial ownership (the "Shares") and (ii) any other securities owned of record or beneficially by such Shareholder as of the date hereof or of which such Shareholder may hereafter acquire ownership of record or beneficially which may be voted by or at the direction or on behalf of the Shareholder at any meeting of CITATION shareholders or with respect to which action taken without a meeting may be authorized by or at the direction or on behalf of such Shareholder by written consent (the "Other Securities").

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                VOTING AGREEMENT

          SECTION 1.1 Voting Agreement. Each Shareholder hereby agrees that, with respect to the CITATION Shareholders Meeting and any other meeting of CITATION shareholders or any action to be taken by written consent, the Shareholder shall:

          (a) appear in person or by proxy (or use its reasonable best efforts to cause the holder of record on any applicable record date to appear in person or by proxy) for the purpose of obtaining a quorum at the CITATION Shareholders Meeting and at any adjournment or postponement thereof;

          (b) vote (or cause to be voted) the Shares and the Other Securities (or, as applicable, shall execute or cause to be executed written consents in respect of the Shares and the Other Securities) in favor of the approval and adoption of the Merger Agreement, the Merger and, any other transactions or matters contemplated by the Merger Agreement, and any actions required in furtherance thereof and hereof; and

          (c) not encourage any holder of securities of CITATION to vote against the approval and adoption of the Merger Agreement, the Merger or any other transactions or matters contemplated by the Merger Agreement, and not take any action, or permit any action to be taken, that would reasonably be expected to impede, interfere, or be inconsistent with, delay, postpone, discourage, disparage or otherwise adversely affect, the Merger Agreement, the Merger, this Agreement and any other transactions or matters contemplated by the Merger Agreement, or a Shareholder's obligations hereunder, including, but not limited to, the obligations of each Shareholder to vote for the approval and adoption of the Merger Agreement, the Merger and any other transactions or matters contemplated by the Merger Agreement, and to use its reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement, provided that nothing in this Section 1.1 shall limit any individual Shareholder who is a director of CITATION from exercising or performing any of such Shareholder's rights or duties solely in such Shareholder's capacity as a director of CITATION.

          SECTION 1.2 Irrevocable Proxy. In order to ensure that the voting agreement set forth in Section 1.1 and the other obligations of each Shareholder hereunder will be carried out, each Shareholder hereby grants an irrevocable proxy, coupled with an interest, in the form attached hereto as Exhibit A (the "Irrevocable Proxy"). Such Shareholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that such Shareholder may have heretofore appointed or granted that would prevent such Shareholder from performing its obligations hereunder, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by such Shareholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any Shareholder and any obligation of such Shareholder under this Agreement shall be binding upon the transferees, heirs, personal representatives, successors and assigns of such Shareholder.

          SECTION 1.3 Evaluation of Investment. Each Shareholder, by reason of such Shareholder's knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment in the Cerner Common Stock following the Merger, contemplated by the Merger Agreement.

          SECTION 1.4 Documents Delivered. Each Shareholder acknowledges receipt of copies of the following documents:

          (a) the Merger Agreement and all schedules and exhibits thereto;

          (b) Cerner's Annual report on Form 10-K for the fiscal year ended January 1, 2000;

          (c) Cerner's Proxy Statement dated April 17, 2000;

          (d) each report filed with the Securities and Exchange Commission by Cerner on Forms 8-K and 10-Q since January 1, 2000; and

          (e) any other information requested by any Shareholder concerning an evaluation of an investment in Cerner Common Stock.

Each Shareholder also acknowledges that it possesses the information relating to Cerner which such Shareholder deems relevant to its investment in the Cerner Common Stock should the Merger be consummated.

                                   ARTICLE II

                               OPTION TO PURCHASE

          SECTION 2.1 Grant of Option. Each Shareholder hereby grants to Cerner the right and option (the "Option") to purchase from such Shareholder, at the times and on the terms and conditions hereinafter set forth, all or part of the shares of Common Stock set opposite such Shareholder's name on Schedule I hereto at the purchase price determined as follows: (a) with respect to 90% of such shares for which Cerner is exercising this Option, the Merger Consideration set forth in Section 2.1(e)(i)(A) of the Merger Agreement, and (b) with respect to 10% of such shares for which Cerner is exercising this Option, the Merger Consideration set forth in Section 2.1(e)(i)(B) of the Merger Agreement.

          SECTION 2.2 Exercise of Option. The Option granted hereunder shall be exercisable in whole or in part from time to time by delivery of the following by Cerner to the a Shareholder of:

          (a) Written notice of exercise signed by Cerner which specifies the number of shares to be purchased; and

          (b) Full payment for the shares, determined in accordance with Section 2.1, with respect to which such Option or portion thereof is thereby exercised.

          SECTION 2.3 Deliver of Shares. Exercises of this Option shall be honored by the Shareholder delivering to Cerner, upon receipt of the foregoing written notice and consideration, stock certificates evidencing such shares, together with stock powers executed by the Shareholder in blank.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1 Representations and Warranties of Each Shareholder. Except as set forth on the disclosure letter attached hereto, each Shareholder represents and warrants to Cerner as follows:

          (a) Each Shareholder (if it is a corporation, general or limited partnership, limited liability company or other legal entity) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Such Shareholder has the requisite power and authority (and if a natural person, the legal capacity) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Shareholder and no other proceedings on the part of such Shareholder are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, assuming that this Agreement constitutes a valid and binding agreement of Cerner, is a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting the rights and remedies of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or a law) and to general principles governing the duties of fiduciaries.

          (b) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder will not conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrances (as defined below) on any of the assets of such Shareholder pursuant to any contract or other instrument to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's assets are bound, except for any thereof that would not reasonably be expected to materially impair the ability of such Shareholder to perform such Shareholder's obligations hereunder or to consummate the transactions contemplated hereby.

          (c) The execution and delivery of this Agreement by such Shareholder do not, and the performance of this Agreement by such Shareholder will not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity based on any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, injunction, writ, judgment, decree or order (collectively, "Laws") of any Governmental Entity, except (i) pursuant to the Exchange Act, the Securities Act and the HSR Act; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to materially impair the ability of such Shareholder to perform such Shareholder's obligations hereunder or to consummate the transactions contemplated hereby.

          (d) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Shareholder, threatened against such Shareholder at law or in equity before or by any Governmental Entity that would reasonably be expected to materially impair the ability of such Shareholder to perform such Shareholder's obligations hereunder or to consummate the transactions contemplated hereby.

          (e) Such Shareholder owns beneficially and of record the shares of Common Stock set forth opposite such Shareholder's name on Schedule I hereto (the "Existing Shares"). Except as set forth on Schedule I, the Existing Shares constitute all the shares of Common Stock owned of record or beneficially by such Shareholder. Except as set forth on Schedule I, such Shareholder has sole voting power, sole power of disposition and all other Shareholder rights with respect to all the Existing Shares, with no restrictions, other than pursuant to applicable securities laws, on such Shareholder's rights of disposition pertaining thereto. Such Shareholder owns options or warrants to purchase or other securities convertible or exchangeable into or exercisable for the number of shares of such Common Stock set forth opposite such Shareholder's name on Schedule I hereto (collectively, the "Derivative Securities"). None of the Existing Shares or Derivative Securities is subject to (i) any right of first refusal or first offer, (ii) right to purchase, acquire or vote, or (iii) proxy or power of attorney, except in the case of clause (ii) or (iii) any rights created by this Agreement. Such Shareholder has good and valid title to all the Existing Shares, free and clear of all Encumbrances (other than any Encumbrance created by this Agreement).

          (f) Such Shareholder (i) is not a party to any agreement, arrangement or understanding with respect to voting, holding or disposing of any Shares, Other Securities, shares of Common Stock or the shares of Cerner Common Stock, either as of the date hereof or at any time in the future, and (ii) is not a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder, with respect to Shares, Other Securities, shares of Cerner Common Stock, except for this Agreement.

                                   ARTICLE IV

                          COVENANTS OF THE SHAREHOLDER

          SECTION 4.1 No Solicitation. Each Shareholder and its Representatives shall immediately cease and cause to be terminated all existing discussions or negotiations to which the Shareholder or its officers, directors, employees, agents, accountants, counsel, advisors or consultants (collectively, "Representatives") are a part relating to an Acquisition Proposal for CITATION with any parties conducted heretofore. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement pursuant to Article IX thereof, each Shareholder shall not, whether directly or indirectly through Representatives or other intermediaries, and will instruct such Shareholder's Representatives not to, whether directly or indirectly through Representatives or other intermediaries, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal regarding a potential Acquisition Proposal for CITATION or any transaction referred to in Section 6.2, or enter into or maintain discussions or negotiate with any person regarding, in furtherance of or relating to such inquiries or the making of a proposal regarding or consummation of an Acquisition Proposal for CITATION, or agree to or endorse any Acquisition Proposal for CITATION, or disclose any non-public information relating to CITATION to any person that has made or may reasonably be expected to make a proposal regarding an Acquisition Proposal for CITATION or that has advised CITATION that it is or may be interested in making a proposal regarding an Acquisition Proposal for

CITATION, or authorize or permit any of such Shareholder's Representatives to take any such action, and each Shareholder shall use such Shareholder's reasonable best efforts to cause such Shareholder's Representatives not to take any such action, and each Shareholder shall promptly notify Cerner if any such inquiries or proposals are made regarding a potential Acquisition Proposal for CITATION, and each Shareholder shall promptly inform Cerner as to the terms and details of any such inquiry or proposal (including the identity of the true party in interest making such inquiry or proposal) and, if in writing, promptly deliver or cause to be delivered to Cerner a copy of such inquiry or proposal, and each Shareholder shall keep Cerner informed, on a current basis, of the status, terms and details of any such inquiries or such proposals. Anything in this Section 4.1 to the contrary notwithstanding, nothing in this Section 4.1 shall limit any individual Shareholder who is also a director of the CITATION, from exercising or performing any of such Shareholder's rights or duties solely in such Shareholder's capacity as a director of the CITATION.

     Further Assurances. Each Shareholder agrees to use such Shareholder's reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, the Merger or the transactions contemplated by the Merger Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, such Shareholder shall use such Shareholder's reasonable best efforts to take all such action as promptly as practicable.

                                   ARTICLE V

                                    SURVIVAL

          SECTION 5.1 Survival. All provisions of this Agreement shall survive any termination of the Merger Agreement and shall remain in full force and effect, except as otherwise provided in Sections 5.2 and 5.3.

          SECTION 5.2 Termination. Articles I, II, III and IV shall terminate upon any termination of the Merger Agreement in accordance with Article IX thereof.

          SECTION 5.3 Effect of Termination. In the event that any part of this Agreement shall terminate pursuant to this Article V, such part of this Agreement shall thereafter be void and the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.

                                   ARTICLE VI

                                  DEFINITIONS

          SECTION 6.1    Definitions. For purposes of this Agreement:

          (a) "Beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Securities beneficially owned by one Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder.

          (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (c) "Encumbrance" means any pledge, security interest, lien, claim, encumbrance, mortgage, charge, hypothecation, option, right of first refusal or offer, community property right, other marital right, preemptive right, voting agreement, voting trust, proxy, power of attorney, escrow, option, forfeiture, penalty, action at law or in equity, security agreement, shareholder agreement or other agreement, arrangement, contract, commitment, understanding or obligation, or any other restriction, qualification or limitation on the use, transfer, right to vote, right to dissent, and seek appraisal, receipt of income or other exercise of any attribute of ownership, except for those which do not or could not reasonably be expected to, individually or in the aggregate, materially impair the ability of such Shareholder to perform such Shareholder's obligations hereunder or to consummate the transactions contemplated hereby.

                                  ARTICLE VII

                                 MISCELLANEOUS

          SECTION 7.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

          SECTION 7.2 Entire Agreement. This Agreement constitutes the entire agreement between Cerner and each Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Cerner and such Shareholder with respect to the subject matter hereof.

          SECTION 7.3 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

          SECTION 7.4 Assignment. Neither this Agreement nor any rights or interests hereunder shall be assigned by any Shareholder (whether by operation of law or otherwise) without the prior written consent of Cerner, except that any Shareholder may transfer the Shares or Other Securities subject to the Voting Agreement set forth in Section 1.1 hereof and the Irrevocable Proxy attached hereto as Exhibit
A. Cerner may assign, in its sole discretion, its rights hereunder to any direct or indirect wholly owned subsidiary or affiliate of Cerner, but no such assignment shall relieve Cerner of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 7.5 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          SECTION 7.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                           If to Cerner and/or Merger Sub, to:

                                    Cerner Corporation
                                    2800 Rockcreek Parkway
                                    Kansas City, Missouri 64117
                                    Attention:  President

                           with copies to:

                                    Cerner Corporation
                                    2800 Rockcreek Parkway
                                    Kansas City, Missouri 64117
                                    Attention:  General Counsel

                                    Stinson, Mag & Fizzell, P.C.
                                    1201 Walnut Street, Suite 2800
                                    Kansas City, MO 64106
                                    Attention:  Craig L. Evans

                           If to Shareholder, in accordance with the information set forth on Schedule I hereto.

                           with copies to:

                                    CITATION, Inc.
                                    424 South Woods Mill Road
                                    Suite 200
                                    Chesterfield, Missouri 63017
                                    Attention:  President

                                    Thompson Coburn LLP
                                    One Firstar Plaza
                                    St. Louis, Missouri 63101
                                    Attention:  Thomas A. Litz

or to such other address as the person to whom notice is given may have previously furnished the others in writing in the manner set forth above.

          SECTION 7.7 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity not a party hereto.

          SECTION 7.8 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement may cause the other party to sustain damage for which it may not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party may be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          SECTION 7.9 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          SECTION 7.10 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          SECTION 7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof.

          SECTION 7.12 Waiver of Jury Trial. EACH OF CERNER AND EACH SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY

IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR SUCH SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

          SECTION 7.13 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        CERNER CORPORATION


                                        By: /s/ Zane M. Burke
                                           --------------------------------
                                            Name: Zane Burke
                                            Title: Vice President


                                            /s/ Richard D. Neece
                                           --------------------------------
                                            Shareholder


                                            /s/ J. Robert Copper
                                           --------------------------------
                                            Shareholder


                                            /s/ Larry D. Marcus
                                            --------------------------------
                                            Shareholder


                                            /s/ David T. Pieroni
                                            --------------------------------
                                            Shareholder

                                        CFB Venture Fund I, Inc.


                                        By: /s/ James F. O'Donnell
                                           --------------------------------
                                            James F. O'Donnell
                                            Chairman and CEO
                                            Shareholder

                       SCHEDULE 1 - SHAREHOLDER AGREEMENT


     NAME OF                                               OTHER SECURITIES
   SHAREHOLDER                               SHARES OWNED        OWNED                ADDRESS FOR NOTICES
   -----------                               ------------        -----                -------------------
J. Robert Copper                              310,511           205,000             7500 Oxford Drive
                                                                                    Clayton, MO  63105-2808

Richard D. Neece                              107,000           135,000             9966 Old Chatham Road
                                                                                    St. Louis, MO  63124

James F. O'Donnell(1)                         643,229            12,000             12312 Borcherding Lane
                                                                                    Des Peres, MO 63131

David T. Pieroni                               23,968            22,000             25 Briarcliff
                                                                                    Ladue, MO  63124-1761

Fred L. Brown                                  36,164            22,000             14319 Manderleigh Woods Drive
                                                                                    Town & Country, MO  63017

Larry D. Marcus                                12,418            15,000             248 Gay Avenue
                                                                                    Clayton, MO  63105




--------
(1) Mr. O'Donnell beneficially owns 636,229 shares of Company Common Stock through CFB Venture Fund I, Inc. ("CFB"), a subsidiary of Commerce Bancshares, Inc. ("CBI"). Mr. O'Donnell is the Chairman of CFB. Mr. O'Donnell may be deemed to share voting and investment power over those shares with CBI.

                                                                       EXHIBIT A




                   IRREVOCABLE PROXY COUPLED WITH AN INTEREST

         The undersigned hereby irrevocably appoint(s) Cerner Corporation, a Delaware corporation ("Cerner"), as the proxy of the undersigned and hereby grant(s) to Cerner this irrevocable proxy coupled with an interest ("Irrevocable
Proxy") with respect to             shares (the "Shares," which term shall
include any and all other shares of capital stock or securities or rights issued or issuable in respect thereof on or after the date hereof) of the common stock, par value $.10 per share ("Common Stock"), of CITATION Computer Systems, Inc., a Missouri corporation (the "Company"), that the undersigned own(s) of record, or otherwise has the right to vote, with all power and authority to vote and to execute and deliver written consents, in each case, in the name, place and stead of the undersigned, and at any annual or special meeting of shareholders of the Company, or at any adjournment or postponement thereof, or as to any action that can be taken by written consent, in favor of approval and adoption of the Agreement and Plan of Merger dated the date hereof among Cerner, the Company and Cerner Performance Logistics, Inc., a Delaware corporation ("Merger Sub"), as may be amended from time to time, the ("Merger Agreement"), the Merger, any other transactions or matters contemplated by the Merger Agreement, and any actions required in furtherance of any of the foregoing, in such manner as Cerner may determine in its sole and unlimited discretion, in each case to the same extent and with the same effect as the undersigned might or could do under any applicable law or regulation governing the rights and powers of shareholders of a Missouri corporation, irrespective of whether the undersigned is present at such meeting.

         This Irrevocable Proxy constitutes a valid and effective irrevocable proxy coupled with an interest of Cerner in the Shares of the undersigned in respect of the foregoing Shares of Common Stock of the Company; revokes any proxy or proxies heretofore given by the undersigned in respect of any Shares of Common Stock of the Company; this Irrevocable Proxy shall remain in full force and effect until the earlier of (i) termination of the Merger Agreement in accordance with Article IX thereof, or (ii) the consummation of the Merger. Unless otherwise defined herein, all capitalized terms shall have the respective meanings set forth in the Merger Agreement.

         This Irrevocable Proxy shall continue to cover the Shares sold, transferred or otherwise disposed of after the date hereof through the time period referred to in the last clause of the immediately preceding paragraph.


Dated as of May    , 2000
                                         --------------------------------------
                                         Name:
                                                -------------------------------






STATE OF                            )
        ----------------------------
                                    )  ss.
COUNTY OF                           )
         ---------------------------

                  Sworn to and subscribed before me this      day of May, 2000
and acknowledged before me as being the free act and deed of the above signatory.


                                         --------------------------------------
                                                      Notary Public

My Commission expires:
                       ------------